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Exhibit 8.01

May 16, 2005

Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

        We have acted as special United States tax counsel to Lehman Brothers Holdings Inc. (the "Company"), a Delaware corporation, in connection with the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), relating to Debt Securities, Warrants, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts, and Units to be offered by the Company, and Preferred Securities to be offered by Lehman Brothers Holdings Capital Trust VII, Lehman Brothers Holdings Capital Trust VIII, Lehman Brothers Holdings Capital Trust IX, Lehman Brothers Holdings Capital Trust X, Lehman Brothers Holdings Capital Trust XI and Lehman Brothers Holdings Capital Trust XII.

        We have examined the Registration Statement, including the prospectuses that form a part thereof. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

        In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

        Based upon the foregoing, we hereby confirm our opinions set forth in the Registration Statement under the captions "United States Federal Income Tax Consequences".

        We do not express any opinion herein concerning any law other than the federal law of the United States.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the headings "United States Federal Income Tax Consequences" and "Legal Matters" in the prospectuses that form a part of the Registration Statement.

Very truly yours,
/s/ SIMPSON THACHER & BARTLETT LLP SIMPSON THACHER & BARTLETT LLP

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  Exhibit 8.01